Exhibit 99.1

Information Relating to Item 14 – Other Expenses of Issuance and Distribution

The estimated expenses to be paid by Emeritus Corporation (the "Company") in connection with the issuance and distribution of the Company's common stock being offered pursuant to the Company’s shelf registration statements, File Nos. 333-148400 and 333-167448, and a prospectus supplement dated November 9, 2010, other than underwriting discounts, are set forth in the following table.

New York Stock Exchange listing fees	$22,800
Printing and engraving expenses	35,000
Transfer agent and registrar fees and expenses	6,000
Legal fees and expenses	85,000
Accounting fees and expenses	130,000
Miscellaneous expenses	21,200
Total	$300,000